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Coopers                              Coopers & Lybrand L.L.P.
& Lybrand                            a professional services firm


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                    ____________________________________________



We consent to the inclusion in Post-Effective Amendment No. 19 to the Registration Statement of Cash Accumlation Trust on Form N-1A of our report dated October 26, 1995 on our audit of the financial statements and financial highlights of the Fund.

We also consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

                                   Coopers & Lybrand L.L.P.

New York, New York
January 12, 1995





Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand International